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                Boatmen's Deferred Compensation Plan for Directors


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                       TABLE OF CONTENTS
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Article 1. Purpose                                                 1

Article 2. Definitions                                             1

Article 3. Administration                                          2

Article 4. Eligibility and Participation                           2

Article 5. Deferral of Compensation                                3

Article 6. Phantom Shares                                          3

Article 7. Additions to Deferred Compensation Account              4

Article 8. Payment of Benefits                                     4

Article 9. Former Directors of Centerre Bancorporation             5

Article 10. Rights of Participants                                 5

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Article 11. Miscellaneous Provisions                               6

Article 12. Requirements of Law                                    6

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Boatmen's Deferred Compensation Plan for Directors

Article 1. Purpose

      The purposes of the Plan are to align the economic interests of the Corporation's non-employee Directors with those of shareholders by linking the compensation of Directors to increases in value of the Corporation and to attract and retain Directors of outstanding competence, as well as to provide a means for them to defer some or all of their compensation.

Article 2. Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

      2.1 "Additions" means all amounts credited to a Participant's Deferred Compensation Account pursuant to Article 7 herein.

      2.2 "Beneficiary" means any person (including but not limited to any trust, estate, fiduciary, corporation, foundation, but excluding the Participant) designated by the Participant in a written document delivered to the Corporation to receive any benefit under this Plan after the death of the Participant, all in accordance with the provisions hereof.

      2.3 "Board of Directors" or "Board" means the Board of Directors of the Corporation.

      2.4 "Committee" means the Compensation Committee of Boatmen's Bancshares, Inc.

      2.5 "Compensation" means the Retainer and other fees payable to a Director of the Corporation for his services as such during the Plan Year.

      2.6 "Corporation" means Boatmen's Bancshares, Inc., a Missouri corporation, and any successor thereto, as provided in Section 11.3 hereof.

      2.7 "Deferral Amount" means the Compensation which a Participant elects to defer under the Plan for any Plan Year.

      2.8 "Deferred Compensation Account" means a bookkeeping account maintained by the Corporation for each Participant which reflects accumulated Deferral Amounts credited in the form of cash or Phantom Shares in accordance with Section 5.1 herein and Phantom Shares credited in accordance with
Section 6.1 herein, plus Additions thereto calculated as set forth in Article 7 herein.

      2.9 "Director" means an individual who is a member of the Board of Directors of the Corporation.

      2.10 "Effective Date" means April 23, 1996, the effective date of this amendment and restatement of the Plan.

      2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

      2.12 "Normal Retirement" means termination of a Director's service to the Corporation in such capacity for reasons other than death.

      2.13 "Participant" means an eligible Director of the Corporation who has completed a Participation Agreement as provided in Article 4 herein.

      2.14 "Phantom Share" means a measure of participation in the Plan determined pursuant to Section 6.2 herein.

      2.15 "Plan" means the Boatmen's Deferred Compensation Plan for Directors, as set forth herein.

      2.16  "Plan Year" means the twelve-month period commencing January 1.

      2.17 "Retainer" means the annual retainer payable by the Corporation and earned by a Director with respect to the Director's service on the Board and which is exclusive of meeting fees.

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Article 3. Administration

      3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan.

      3.2 Authority of the Committee. The Committee shall, with respect to the general management of the Plan, have the sole, final and absolute right to reconcile any inconsistency in the Plan, to interpret and construe the provisions of the Plan in all particulars in such manner and to such extent as it deems proper and to take all action and make all decisions and determinations necessary under the Plan or in connection with its administration, interpretation and application. Any interpretation or construction placed upon any term or provisions of the Plan by the Committee, any decision of the Committee with regard to the rights of a Director, former Director or Beneficiary or any other person, any reconciliation of an inconsistency in the Plan made by the Committee and any other action, determination or decision whatsoever taken by the Committee shall be final, conclusive and binding upon all persons or parties interested or concerned in the Plan.

      3.3 Amendment, Modification, and Termination. The Board, at its discretion, without prior notice, at any time and from time to time, may modify, or amend, in whole or in part, any or all of the provisions of the Plan, or may suspend or terminate the Plan at any time. Notwithstanding the foregoing, other than as permitted by the Plan, no such amendment, modification, suspension, or termination by the Board may materially adversely affect any rights or benefits accrued by a Participant as of the effective date of any such amendment, modification, suspension, or termination without the written consent of the Participant (or Beneficiary, as appropriate).

Article 4. Eligibility and Participation

      Eligibility for participation in the Plan is limited to non-employee Directors of the Corporation, as identified by the Committee. Such a Director is eligible to participate in the Plan if he completes a Participation Agreement indicating his agreement to the terms of the Plan, a copy of which is attached hereto as Exhibit A.

Article 5. Deferral of Compensation

      5.1 Deferral Elections. A Participant shall have the right to elect annually to defer all of his Compensation for the Plan Year, except that which is required to be credited to his Deferred Compensation Account in the form of Phantom Shares pursuant to Section 6.1 herein, and to indicate whether his Deferral Amount for such Plan Year will be credited to his Deferred Compensation Account in the form of cash or Phantom Shares; provided, however, that a Director who first becomes eligible to participate in the Plan after the commencement of a Plan Year may only, with respect to such Plan Year, elect to defer that portion of his Compensation which is attributable to services to be rendered after the filing of his Annual Election Form pursuant to Section 5.2 herein.

      5.2 Deferral Election Form. A Participant shall notify the Corporation of his election to defer for any Plan Year by completing an Annual Election Form, a copy of which is attached hereto as Exhibit B.

      5.3 Effective Date of Deferral Election. To be effective, the Annual Election Form must be received before the first day of the Plan Year to which the election relates; provided, however, that a Director who first becomes eligible to participate in this Plan after the commencement of a Plan Year, must, in order to defer compensation for the remainder of such Plan Year, submit a Annual Election Form to the Company within 30 calendar days after the Director first becomes eligible to participate in this Plan during such partial Plan Year and such election shall be effective for compensation attributable to services to be rendered after the date of the Annual Election Form.

      5.4 Irrevocability of Election. An election to defer Compensation for any Plan Year shall be irrevocable.

      5.5 Form of Deferral. The Deferral Amount shall be credited to a Participant's Deferred Compensation Account as a cash amount or as Phantom Shares, depending upon the form selected for the year in question, in either case as of the date the Deferral Amount would otherwise have been paid to the Participant.

Article 6. Phantom Shares

      6.1 Automatic Grant of Phantom Shares. As of the Effective Date hereof and as of the date of each annual meeting of shareholders of the Corporation at which Directors are elected following the Effective Date, each Participant shall be granted a number of Phantom Shares having a value, as determined by the Committee pursuant to Section 6.2 herein, equal to one-half of the Participant's Retainer in effect as of such date of grant, which shall be credited to the Participant's Deferred Compensation Account.

      6.2 Value of Phantom Shares. Each Phantom Share shall have a value as of the applicable valuation date which is equal to the closing trade price of the Corporation's common stock on the Nasdaq Stock Market's National Market (or, if not applicable, the most appropriate equivalent) on the trading day coinciding with (or, if none, next preceding) such date.

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Such calculation shall be made by the Committee in its discretion, subject to the terms of the Plan.

      6.3 Adjustments. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number of Phantom Shares subject to the Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights.

Article 7. Additions to Deferred Compensation Account

      7.1 Interest. The Corporation on the last day of each month will credit the Director's Deferred Compensation Account with interest Additions thereon. Interest Additions shall be calculated by multiplying the balance of the Deferred Compensation Account representing elective deferrals in cash pursuant to Section 5.1 herein as of the last day of each month by a rate equal to one-twelfth of the average of the weekly Moody's Long-Term Aa Corporate Bond Rates for October of the preceding Plan Year. Effective January 1, 1997, interest Additions shall be calculated by multiplying the balance of the Deferred Compensation Account representing elective deferrals in cash pursuant to Section 5.1 herein as of the last day of each month by a rate equal to one-twelfth of the ten-year U.S. Treasury Bond rate on October 31 of the preceding Plan Year, as determined by the Committee.

      7.2 Dividend Equivalents. As of each dividend payment date with respect to the Corporation's common stock, each Participant's Deferred Compensation Account shall be credited with additional Phantom Shares having an aggregate value equivalent to the value of the dividend payment which the Director would have received had his or her Phantom Shares been actual shares of common stock of the Corporation.

Article 8. Payment of Benefits

      8.1 Commencement of Benefits Upon the Normal Retirement or death of a Participant, the amount credited to the Participant's Deferred Compensation Account shall be payable to the Participant, in cash, in the manner provided in this Article 8. For purposes of this Section 8.1, the date of death shall be the date the Corporation is notified of the Participant's death.

      8.2 Payment of Normal Retirement Benefits. At the time of executing his Participation Agreement, a Director must elect to receive amounts credited to his Deferred Compensation Account under one of the following benefit payment schedules:

      (a) one lump sum, payable not later than thirty (30) days after the Director's Normal Retirement; or

      (b)  a series of substantially equal yearly installments over a five
      (5) year period, payable each January following the Director's Normal Retirement.

  The election made under this Section 8.2 shall be in writing and shall be irrevocable by the Participant.

      The total amount to be paid with respect to each annual installment payable under this Section 8.2 shall be an amount equal to (i) the total balance then in the Participant's Deferred Compensation Account, divided by
(ii) the total number of then remaining installment payments elected by the Participant. The amount of each installment payment attributable to Phantom Shares shall be an amount equal to (i) the number of Phantom Shares payable with respect to such installment, multiplied by (ii) the value of such Phantom Shares as of the date the installment became payable under this
Section 8.2, determined as provided in Section 6.2 hereof.

      8.3 Payment of Death Benefits. Any unpaid deferred amounts shall be paid to the Participant's Beneficiary in the event of the Participant's death. In such event, payment shall be made in a single lump sum, in cash, within thirty (30) calendar days after the Corporation receives notice of the Participant's death.

Article 9. Former Directors of Centerre Bancorporation

      Benefits resulting from deferrals under the Centerre Bancorporation Deferred Compensation Plan for Directors prior to February 14, 1989 will be determined under the provisions of that plan as of February 14, 1989, attached hereto as Exhibit C.

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Article 10. Rights of Participants

      10.1 Service. No provision of this Plan nor any action taken hereunder shall be construed as giving a Participant or any other Director any right to be retained by the Corporation.

      10.2 Unsecured General Creditor. To the extent that any person acquires the right to receive payment of benefits from the Corporation under this Plan, such right shall be no greater than the rights of any unsecured general creditor of the Corporation.

      10.3 Nonassignment. Neither the Participant, his Beneficiary, heirs, assigns, trust, estate, nor any other person claiming through or under the Participant shall have any right to commute, encumber, or dispose of the right to receive payments hereunder, all of which payments and the right thereto are expressly declared to be nonassignable and any such attempt at assignment shall be void and of no effect.

      10.4 Beneficiary Designation. Except as otherwise provided herein, each Participant may, from time to time, name a Beneficiary to whom any amount under the Plan is to be paid in case of the Participant's death before receipt of any or all of such amounts. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Corporation during his or her lifetime. In the event a Participant fails to designate a Beneficiary or if no such designated Beneficiary is living upon the death of the Participant or if, for any reason, such designation shall be legally ineffective, then in any of said events the amounts which would have been paid to the designated living Beneficiary shall be paid to the trustee of the Participant's revocable living trust and, if none, to such Participant's living spouse and, if none, to such Participant's surviving children and the descendants of any deceased child by right of representation and, if none, to the personal representative of such Participant's estate.

      10.5 No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions thereof shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Participant, the Participant's Beneficiary or any other person.

Article 11. Miscellaneous Provisions

      11.1  Accounting.   The Corporation shall maintain a record of each
Participant's accumulated Deferral Amounts, Phantom Shares and Additions thereto by means of a Deferred Compensation Account. As the value of each Phantom Share changes, the Deferred Compensation Account maintained on behalf of a Participant with to Phantom Shares shall be deemed adjusted accordingly. Such Deferred Compensation Accounts shall be maintained solely for accounting purposes, and shall not require a segregation of any Corporation assets.

      11.2 Costs of the Plan. All costs of the Plan, including, but not limited to, payment of benefits and administrative expenses, shall be incurred and paid by the Corporation out of the Corporation's general assets. Although not prohibited from doing so, the Corporation is not required in any way to segregate assets in any manner or specifically to fund the benefits provided under this Plan.

      11.3 Successors. All obligations of the Corporation under this Plan shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the voting interests, the business and/or the assets of the Corporation.

      11.4 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

      The foregoing right to indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled through any authority that the Corporation may have to indemnify them or hold them harmless, or by operation of law.

      11.5 Withholding. The Corporation shall, to the extent permitted by law, have the right to deduct from any payments of any kind with respect to the benefit otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld from such payments.

      11.6 Gender References. Whenever used in the Plan, words in the masculine gender shall include the feminine gender.

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Article 12. Requirements of Law

      12.1 Requirements of Law. The granting, administration, and payment of benefits under this Plan shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities markets or exchanges as may be required.

      Further, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions necessary to qualify Phantom Shares granted under the Plan as "cash-only" securities under Rule 16a-1(c)(3)(ii) under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

      12.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Missouri. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

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